SECOND AMENDMENT TO
                  PURCHASE AND SALE AGREEMENT
                         (WITH OPTION)

     This Second Amendment to Purchase and Sale Agreement (With Option) (the "Second Amendment") is made and entered into as of August 30, 1998, by and between The April Cook Companies, a Nevada corporation ("Purchaser") and RZ Corporation, a Nevada corporation ("Seller"), based upon the following:

                            RECITALS

A.    The  Parties  hereto  entered  into  a  Purchase  and  Sale
Agreement  (With  Option)  dated as  of  August  12,  1998,  (the
"Agreement").

B.    The Parties entered into a First Amendment to Purchase  and
Sale  Agreement (With Option) dated as of August 24,  1998,  (the
"First Amendment") amending the Agreement.

C. The Parties hereto are desirous of further amending the Agreement as amended by the First Amendment as hereinafter set forth in this Second Amendment.

D. Terms used in this Second Amendment shall be defined as set forth in the Agreement.

     NOW,   THEREFORE,   based  upon   the   foregoing   and   in
consideration of the mutual covenants hereinafter set forth, it is agreed as follows:

1.    The title of the Agreement is amended by striking the words
"("With Option")".

2.    The  definitions  set  forth in  Sections  1.13  ("Estoppel
Certificate"); 1.17 ("Options"), 1.18 ("Option Closings"),   1.19
("Option Consideration"), and 1.20 ("Option Periods") are deleted.

3. The following language shall be added to the Agreement as a new Section 1.17:

     "Parcel II" shall be defined as meaning that certain real property defined herein as the "Condemned Parcel", the legal description of which is attached hereto on Exhibit F-1.

4.    The following language is added to the Agreement as  a  new
Section 1.18:

     "Parcel II Purchase Price" shall mean the sum of Four Million Five Hundred Ninety-Six Thousand Five Hundred Dollars ($4,596,500.00) to be paid to Seller by Purchaser in consideration for Parcel II, subject to the conditions and in accordance with the provisions set forth in Section 16 hereof.

                          EXHIBIT 10.6

5. Section 1.23 is amended by deleting the last sentence and substituting therefore the following language:

     "A legal description of the Property is attached hereto on Exhibit F-1."

6.   Section 2.3 ("Options") is deleted in its entirety.

7. The last sentence of Section 9.1.3 and all of Sections 9.1.8 and 9.1.9 are deleted and the following substituted at
     Section 9.1.8:

     The Board of County Commissioners of Clark County, Nevada shall have approved an agreement with Purchaser or any affiliate of Purchaser, acceptable to Purchaser in its sole discretion, specifically providing, inter alia, (i) that the Harmon Avenue extension to the west of the Strip shall not be constructed upon or adjacent to Parcel II, but shall be relocated to a public right-of-way located elsewhere upon the Property or property belonging to an affiliate of
     Purchaser, at a location acceptable to Purchaser in its sole discretion, (ii) that the County shall not seek to recover a refund of the Two Million Four Hundred Three Thousand Five Hundred Dollars ($2,403,500.00) previously paid to Seller in the Condemnation Proceeding; provided, however, that the condition set forth in this Section 9.1.8. shall be deemed satisfied or waived by Purchaser unless Purchaser notifies Seller's counsel, Jeff Zucker, Esq., to the contrary, in writing, by facsimile and hand delivery to Mr. Zucker's office no later than 5:00 p.m., Pacific Time, Monday, August 31, 1998.

8.   A new Section 17 is added to the Agreement as follows:

     17.  Purchase and Sale of Parcel II.

     17.1 Conditioned upon the concurrent Closing of the sale of the Property from Seller to Purchaser, Purchaser also agrees to purchase from Seller, and Seller agrees to sell to Purchaser Parcel II, together with Seller's interest, if any, in any buildings and improvements located thereon and all rights, licensing and easements appurtenant thereto.

     17.2 The closing of the purchase and sale of Parcel II (the "Parcel II Closing") shall occur through escrow utilizing the Escrow Agent. At the Parcel II Closing, the Parcel II Purchase Price shall be paid to Seller by Purchaser in immediately available United States funds for disbursement pursuant to Seller's instructions, subject to the same prorations as are set forth with respect to the Property at Section 11 above.

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
     17.3 Parcel II shall be conveyed to Purchaser by Seller free and clear of any liens, encumbrances, mortgages, pledges, obligations, etc., imposed by Seller except for the Condemnation Proceeding, by a grant, bargain and sale deed in substantially the form of Exhibit "B" hereto.

     17.4 In the event that the same has not been dismissed, or a stipulation has not been entered into for the dismissal of the Condemnation Proceeding prior to the Parcel II Closing, Seller shall assign and transfer to Purchaser all of Seller's rights and interests in the Condemnation Proceeding as they relate to ownership of Parcel II; provided, however, that Seller shall be entitled to retain the sum of Two Million Four Hundred Three Thousand Five Hundred Dollars ($2,403,500.00) previously received by Seller in the Condemnation Proceeding, and Purchaser covenants and agrees to indemnify, defend and hold Seller harmless from any claims seeking a refund or repayment of said amount or interest thereon. Seller shall be solely responsible for payment of any fees or expenses alleged to be owing or owed from Seller to counsel engaged by Seller and relating to such counsel's representation of Seller in the Condemnation Proceeding.

     17.5 The Parcel II Closing is subject to the Title Company delivering to Purchaser a Title Policy dated on the date of the Parcel II Closing, in the amount of the Parcel II Purchase Price, ensuring Purchaser as owner of fee title to Parcel II subject only to the Permitted Exceptions, the Leases, and (if the same has not previously been dismissed) the Condemnation Proceeding.

     17.6  The  parties' respective conditions  to  the Parcel II
           Closing shall be as set forth in Section 9 with respect to the closing of the Escrow for the purchase and sale of the Property.

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
     17.7 Seller's representations and warranties with respect to Parcel II shall be limited to the representations and warranties set forth in Sections 5.2 through 5.6 and (to the extent of operating revenues generated from Parcel II) 5.16 hereof. Seller's representations and warranties in this Section 17.7 shall survive for thirty (30) months after the Parcel II Closing.

     17.8  From  and  after  the  Parcel  II  Closing, subject to
           Section 12.3, Seller shall indemnify, defend and hold Purchaser harmless from any and all claims, demands, liabilities, judgments or expenses (including, without limitation, attorney's fees) arising out of or resulting from Seller's breach of any of its represen-tations, warranties or covenants set forth in this Second Amendment. From and after the Parcel II Closing, Purchaser shall indemnify, defend and hold Seller harmless from any and all claims, demands, liabilities, judgments or expenses (including, without limitations, attorney's fees) arising out of or resulting from Purchaser's breach of any of its repre-sentations, warranties or covenants set forth herein.

9.   Except as modified by the foregoing provisions of the Second
Amendment, all of the terms and conditions of the Agreement as modified by the First Amendment shall remain in full force and effect.

10. This Agreement may be signed in multiple counterparts, which taken together shall constitute one and the same document.

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
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first mentioned above.

                         SELLER:

                         RZ Corporation, a Nevada corporation



                         By:  A. ROBERT ZEFF
                              -----------------------------------
                              Robert Zeff, President


                         PURCHASER:

                         The April Cook Companies, a
                         Nevada corporation


                         By:  DANIEL R. LEE
                              -----------------------------------
                              Daniel R. Lee, Secretary/Treasurer

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